THE AES CORPORATION

STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
FOR THE PERIODS ENDED MARCH 31, 1996 AND 1997

--------------------------------------------------------------------------------
                                                             Three        Three
                                                             Months      Months
                                                             Ended        Ended
                                                            3/31/96      3/31/97
--------------------------------------------------------------------------------
               ($ in millions, except per share amounts)

PRIMARY

Weighted Average Number of Shares
   of Common Stock Outstanding .......................         74.9         77.7

Net effect of Dilutive Stock Options and
   Warrants Based on the Treasury Stock
   Method Using Average Market Price .................          0.9          2.0

Stock Units Allocated to the Deferred
   Compensation Plans for
   Executives and Directors ..........................          0.3          0.3
                                                             ------       ------

    Weighted average shares
      outstanding ....................................         76.1         80.0
                                                             ======       ======

    Net Income .......................................           29           40
                                                             ======       ======

    Per Share Amount .................................       $ 0.38       $ 0.50
                                                             ======       ======

FULLY DILUTED

Weighted Average Number of Shares
   of Common Stock Outstanding .......................         74.9         77.7

Net effect of Dilutive Stock Options and
   Warrants Based on the Treasury Stock
   Method Using Ending Market Price ..................          0.9          2.0

Stock Units Allocated to the Deferred
   Compensation Plans for
   Executives and Directors ..........................          0.3          0.3

Effect of Convertible Debt - Based on
   the If-Converted Method ...........................          1.9          0.3
                                                             ------       ------

    Weighted average shares
      outstanding ....................................         78.0         80.3
                                                             ======       ======

    Net Income .......................................           29           40
Additional Contribution to Net Income if
  Convertible Debt is fully converted ................            1         --
                                                             ------       ------
    Adjusted Net Income ..............................           30           40
                                                             ======       ======

    Per Share Amount .................................       $ 0.37       $ 0.50
                                                             ======       ======